Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Share Incentive Plan, as amended and restated, of Gamida Cell Ltd. of our report dated March 31, 2023, with respect to the consolidated financial statements of Gamida Cell Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

May 16, 2023
Tel-Aviv, Israel